UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2022

LIVEVOX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38825 (Commission File Number)	82-3447941 (I.R.S. Employer Identification Number)

655 Montgomery Street, Suite 1000

San Francisco, CA 94111

(Address of principal executive offices and zip code)

(415) 671-6000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LVOX	The NASDAQ Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50	LVOXW	The NASDAQ Stock Market LLC
Units, each consisting of one share of Class A common stock and one-half of one redeemable Warrant	LVOXU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Executive Officer

On November 1, 2022, LiveVox Holdings, Inc. (the “Company”) announced that Louis Summe, co-founder, director and Chief Executive Officer of the Company, stepped down from his position as Chief Executive Officer, effective as of November 1, 2022. Mr. Summe will continue to serve on the Board of Directors of the Company (the “Board”) and become Vice Chairman and will lead a newly-formed Product and Technology Committee of the Board. Mr. Summe’s departure from the role of Chief Executive Officer is not the result of any material disagreement with the Company relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer

On November 1, 2022, the Company announced the appointment of John DiLullo as its Chief Executive Officer, effective upon the commencement of Mr. DiLullo’s employment with the Company on November 1, 2022 (the “Effective Date”). Mr. DiLullo will also be appointed to the Board, effective on or promptly following the Effective Date.

Mr. DiLullo, age 56, previously served as the Chief Revenue Officer of Forcepoint LLC, a user and data security cybersecurity company, from January 2021 to October 2022. Mr. DiLullo was an Operating Partner at Francisco Partners Management LP, a global investment firm, from November 2020 to January 2021. Previously, Mr. DiLullo served as CEO of Lastline Inc., a network threat detection company acquired by VMware in 2020, from July 2018 to June 2020. From August 2015 to June 2018, Mr. DiLullo served as the Executive Vice President of Worldwide Sales for F5 Networks, Inc., a developer and provider of software-defined application services. He holds a B.S. from Villanova University.

Mr. DiLullo does not have a family relationship with any of the officers or directors of the Company. There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K. Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. DiLullo and any other persons pursuant to which he was appointed as the Chief Executive Officer and director of the Company. In addition, Mr. DiLullo will execute the Company's standard form of indemnification agreement.

Entry into John DiLullo Offer Letter

On October 7, 2022, the Company entered into an offer letter with Mr. DiLullo in connection with Mr. DiLullo’s anticipated appointment as Chief Executive Officer of the Company. The offer letter has an indefinite term and Mr. DiLullo’s employment is at-will. The offer letter provides that Mr. DiLullo’s initial annual base salary is $750,000, and he is eligible to earn an annual cash bonus with an initial target opportunity equal to $750,000, based upon achievement of individual and Company performance goals determined by the Board or compensation committee. Mr. DiLullo’s annual bonus for calendar year 2022 will be prorated based on the number of days Mr. DiLullo is employed by the Company during calendar year 2022 and will be determined without regard to achievement of any individual or Company performance goals. Mr. DiLullo will also be eligible to receive a one-time cash incentive bonus in an amount equal to $375,000, which will be earned upon his continued employment with the Company through April 30, 2023 and is subject to repayment in full (less any taxes previously withheld) if Mr. DiLullo’s employment is terminated by the Company for “cause” or by him without “good reason” (as such terms are defined in his offer letter) prior to December 31, 2023.

Mr. DiLullo’s offer letter provides that, if his employment is terminated by the Company without “cause” or by him for “good reason”, subject to his execution and delivery of a separation agreement, he will be eligible to receive an amount equal to the sum of: (i) his target annual bonus for the calendar year of termination and (ii) 100% of his then-current base salary, payable in substantially equal instalments over the 12-month period following his termination. The separation agreement would include, among other terms, a release of claims in the Company’s favor and restrictive covenant obligations on the part of Mr. DiLullo.

Mr. DiLullo’s offer letter further provides that Mr. DiLullo will be granted, pursuant to the LiveVox Holdings, Inc. 2021 Equity Incentive Plan (the “Plan”) and subject to the approval of the Board: (i) on or as soon as practicable following the Effective Date, a one-time award of restricted stock units having an aggregate grant date fair market value equal to $2,750,000 (the “Inducement Award”) and (ii) at the same time as annual awards are granted to senior executives of the Company generally in 2023, (y) an award of performance-based restricted stock units having an aggregate grant date fair market value equal to $1,250,000, subject to proration if granted prior to the first anniversary of the Effective Date (the “PRSU Award”) and (z) an award of restricted stock units with an aggregate grant date fair market value equal to $1,250,000, subject to proration if granted prior to the first anniversary of the Effective Date (the “RSU Award”). The Inducement Award will vest over a four-year period from the Effective Date, with 25% vesting after the first anniversary and 6.25% vesting each quarter thereafter over the remaining three years. The PRSU Award will be subject to time and performance-based vesting conditions, with time vesting to be in accordance with the time-vesting schedule applicable to the RSU Award and performance vesting to occur over a four-year performance period based upon achievement of certain common stock price thresholds. The RSU Award will vest over a four-year period from the date of grant, with 25% vesting on the first anniversary of the date of grant and 6.25% vesting each quarter thereafter over the remaining three years. Upon a “change in control” (as defined in the Plan), if the Inducement Award and/or the RSU Award are assumed and Mr. DiLullo’s employment is terminated by the Company without “cause” or by him for “good reason” within six months immediately following the “change in control”, any unvested portion of the Inducement Award and/or RSU Award will fully vest.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated November 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEVOX HOLDINGS, INC.

Date: November 1, 2022	By:	/s/ Gregg Clevenger
	Name:	Gregg Clevenger
	Title:	Executive Vice President and Chief Financial Officer